Exhibit 99.1

Contacts:	Leslie Sutton (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

THE NEW KRAFT FOODS GROUP DELIVERS STRONG Q3 RESULTS

•	Q3 Net Revenues grew 3.0% and Organic Net Revenues[1] grew 3.2% from strong new product performance

•	Q3 Operating Income increased 7.6% driven by significant productivity gains

•	Company successfully completed spin-off from parent on October 1

NORTHFIELD, Ill. – Nov. 7, 2012 – Newly independent Kraft Foods Group, Inc. (NASDAQ: KRFT) today reported strong third quarter 2012 results with top- and bottom-line growth fueled by new products, increased investments in advertising and consumer spending, and significant productivity gains.

“Our third quarter results demonstrate the power of our brands, our people and our innovation,” said Tony Vernon, CEO of Kraft. “We have an excellent foundation as a new and independent Kraft, and we’re confident we have what it takes to fulfill our mission of becoming the best food and beverage company in North America.”

Q3 FINANCIAL SUMMARY

Net revenues in the third quarter grew 3.0 percent to $4.6 billion.

•	Organic Net Revenues increased 3.2 percent from volume/mix gains of 2.6 percentage points and favorable pricing of 0.6 percentage points, reflecting significant gains from new products.

•

Customer inventory shifts in the third quarter, largely related to the spin-off, benefited volume/mix by 2.6 percentage points. These gains were partly offset by 1.3 percentage points from product pruning.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Operating income in the third quarter increased 7.6 percent to $762 million.

•	Operating income growth reflected volume/mix gains, improved productivity and increased investments in advertising and consumer spending.

•

Restructuring Program[2] costs of $54 million negatively impacted operating income growth by 7.7 percentage points while the year-over-year change in unrealized gains/losses from hedging activities added 10.2 percentage points of growth.

The spin-off of Kraft by Mondelēz International, Inc. was completed on Oct. 1, 2012. Kraft’s financial statements for the third quarter ended Sept. 30, 2012 were prepared on a “carve-out” basis, reflecting an allocation of costs incurred by its former parent company. The carve-out financials are not indicative of the complete future cost structure or expected future financial results of Kraft as an independent company, particularly in the areas of interest, taxes, overhead and pension costs.

HIGHLIGHTS BY REPORTING SEGMENT

Beverages:

•

Maxwell House and Gevalia retail coffees, Kool-Aid Jammers and MiO delivered strong consumption gains. However, top-line growth was tempered by lower merchandising levels of Capri Sun and lower pricing in coffee as green coffee costs declined.

•	Operating income declined versus the prior year due to restructuring costs.

Cheese:

•	Kraft natural cheese, Philadelphia and Velveeta drove strong volume/mix gains.

•

Strong operating income growth reflected improved volume/mix driven by a significant increase in advertising and consumer spending, better alignment of prices and input costs versus the year-ago quarter, and productivity gains.

Refrigerated Meals:

•	Innovation behind Lunchables and Oscar Mayer cold cuts and bacon continued to deliver profitable growth.

•

Double-digit operating income growth reflected a significant increase in advertising, productivity gains, better alignment of prices and input costs versus the year-ago quarter, and improved product mix.

[2]	As previously disclosed, on Oct. 29, 2012, Kraft Foods Group’s Board of Directors approved a $650 million restructuring, related implementation and spin-off transition program (“Restructuring Program”) reflecting primarily severance, asset disposals, other manufacturing-related one-time costs and professional service fees within our finance, legal and information systems functions.

Grocery:

•	Brand-building investments and innovation continued to drive strong gains in Kraft Macaroni & Cheese, Velveeta dinners and Cool Whip.

•

Volume/mix gains from retail inventory increases were more than offset by lower volumes in JELL-O desserts and Planters nuts. Planters volume declines related to significantly higher price levels versus the prior year.

•

Operating income declined as brand-building investments, restructuring costs and higher overheads more than offset significant gains from better alignment of prices and input costs versus the year-ago quarter and favorable productivity.

International & Foodservice:

•	Significant volume/mix gains were led by a combination of strong growth in Cracker Barrel cheese and Tassimo and MiO beverages in Canada and customer inventory buildups.

•	Double-digit operating income growth was driven by volume/mix gains in the quarter.

OUTLOOK

“Our results demonstrate the extraordinary efforts and commitment of our people who continued to grow our businesses while enabling a seamless spin-off,” said Tim McLevish, EVP and CFO. “As we look forward, we believe we’re well-positioned to continue our progress and deliver 2013 results consistent with what we’ve previously outlined.”

Kraft confirmed its guidance for 2013, including:

•	Organic Net Revenue growth in line with growth of the North American food and beverage market

•	GAAP EPS of approximately $2.60

•	Free Cash Flow equal to approximately 70 percent of GAAP Net Income

CONFERENCE CALL

Kraft will host a conference call to discuss its third-quarter 2012 results today, at 7 a.m. Central time.

The call will be hosted by:

•	Tony Vernon, CEO

•	Tim McLevish, EVP and CFO

•	Chris Jakubik, VP, Investor Relations

A webcast of the call will be available to the general public in real-time and archived for playback on Kraft’s Web site, http://ir.kraftfoodsgroup.com.

Live Event Dial-in Details:

U.S. Dial-In: 1-888-350-0137

International Dial-In: 1-970-315-0478

Access code: 41933758

To ensure timely access, participants should dial in approximately 10 minutes before the call starts. A listen-only webcast will be provided at http://ir.kraftfoodsgroup.com.

A replay of the conference call will be available until Nov. 21, 2012, by calling 855-859-2056 from the United States and Canada, and 404-537-3406 from other locations. The access code for the replay is 41933758. An archive of the webcast will be available for one year on Kraft’s Web site.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is North America’s fourth largest consumer packaged food and beverage company, with revenues of approximately $19 billion in 2011. Newly public and independent as of Oct. 1, 2012, the new Kraft has the spirit of a startup and soul of a powerhouse. The company has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Planters and JELL-O. Kraft’s 25,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 index. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. The words “deliver,” “continue,” “believe,” “can,” “will,” “expect” and similar expressions are intended to identify the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s growth, continued progress and outlook, including Organic Net Revenue growth, EPS and free cash flow. These forward-looking statements involve risks and uncertainties, many of which are beyond Kraft’s control, and important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, increased competition; continued consumer weakness and weakness in economic conditions; Kraft’s ability to differentiate its products from retailer and economy brands; Kraft’s ability to maintain its reputation and brand image; continued volatility and increases in commodity and other input costs; pricing actions; increased costs of sales; regulatory or legal changes, restrictions or actions; unanticipated expenses and business disruptions; product recalls and product liability claims; unexpected safety or manufacturing issues; Kraft’s indebtedness and its ability to pay its indebtedness; Kraft’s inability to protect its intellectual property rights; tax law changes; Kraft’s ability to achieve the benefits it expects to achieve from the spin-off and to do so in a timely and cost-effective manner; and its lack of operating history as an independent, publicly traded company. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including its Registration Statement on Form 10. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

BASIS OF PRESENTATION

The condensed combined financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Kraft’s former parent company, Mondelēz International. Kraft’s combined financial statements include certain expenses of its former parent which were allocated to it for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, compliance, shared services, insurance, employee benefits and incentives and stock-based compensation. Kraft considers the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not be indicative of the actual expenses it would have incurred as an independent public company or of the costs it will incur in the future.

Kraft manufactures and markets food and beverage products, including refrigerated meals, refreshment beverages and coffee, cheese and other grocery products, primarily in the United States and Canada. It manages and reports operating results through five reportable segments. Kraft’s reportable segments are Beverages (formerly known as the U.S. Beverages segment), Cheese (formerly known as the U.S. Cheese segment), Refrigerated Meals (formerly known as the U.S. Convenient Meals segment), Grocery (formerly known as the U.S. Grocery segment) and International & Foodservice (formerly known as the Canada & N.A. Foodservice segment). Kraft includes its Puerto Rico and export operations within its International & Foodservice segment.

NON-GAAP FINANCIAL MEASURES

Kraft reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Kraft’s top-line measure is Organic Net Revenues, which is defined as net revenues excluding the impact of acquisitions, divestitures (including for reporting purposes, the cessation of the Starbucks packaged coffee business), accounting calendar changes (including a 53rd week in 2011) and foreign currency rate fluctuations. Kraft uses Organic Net Revenues and corresponding metrics as non-GAAP financial measures. Management believes Organic Net Revenues better reflect the underlying growth from the ongoing activities of Kraft’s business and provide improved comparability of results.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and nine months ended Sept. 30, 2012 and 2011. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Kraft’s results prepared in accordance with GAAP. In addition, the non-GAAP measures Kraft uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures Kraft uses in the same way.

# # #

Schedule 1

Kraft Foods Group, Inc.

Condensed Combined Statements of Earnings

For the Three Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav / (Unfav)
Net revenues	$4,606	$4,474	3.0%

Cost of sales	3,018	3,110	3.0%

Gross profit	1,588	1,364	16.4%

Selling, general and administrative expenses	782	658	(18.8)%

Asset impairment and exit costs	44	(2)	(100.0+ )%

Operating income	762	708	7.6%

Interest and other expense, net	106	3	(100.0+ )%

Royalty income from affiliates	(13)	(14)	(7.1)%

Earnings before income taxes	669	719	(7.0)%

Provision for income taxes	199	302	34.1%

Effective tax rate	29.7%	42.0%

Net earnings	$470	$417	12.7%

Per share data [1]:

Basic and diluted earnings per share	$0.79	$0.70	12.9%

Shares outstanding	592	592

[1]

On October 1, 2012, Mondelēz International distributed 592 million shares of Kraft Foods Group common stock to Mondelēz International’s shareholders in connection with its spin-off of Kraft Foods Group. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of Kraft Foods Group shares outstanding immediately following this transaction.

Schedule 2

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended September 30,

($ in millions) (Unaudited)

				% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2012
Beverages	$688	$—	$688	0.1%	0.1%	0.7	pp	(0.6	)pp
Cheese	921	—	921	1.4%	1.4%	5.7	pp	(4.3	)pp
Refrigerated Meals	895	—	895	3.5%	3.5%	1.1	pp	2.4	pp
Grocery	1,134	—	1,134	4.6%	4.6%	(0.5	)pp	5.1	pp
International & Foodservice	968	9	977	4.1%	5.1%	5.4	pp	(0.3	)pp

Kraft Foods Group, Inc.	$4,606	$9	$4,615	3.0%	3.2%	2.6	pp	0.6	pp

2011
Beverages	$687	$—	$687
Cheese	908	—	908
Refrigerated Meals	865	—	865
Grocery	1,084	—	1,084
International & Foodservice	930	—	930

Kraft Foods Group, Inc.	$4,474	$—	$4,474

Schedule 3

Kraft Foods Group, Inc.

Operating Income

For the Three Months Ended September 30,

($ in millions) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change
Operating Income:
Beverages	$76	$101	(24.8)%
Cheese	159	145	9.7%
Refrigerated Meals	116	105	10.5%
Grocery	302	315	(4.1)%
International & Foodservice	134	117	14.5%
Unrealized gains / (losses) on hedging activities	52	(20)
Certain U.S. pension plan costs	(64)	(42)
General corporate expenses	(13)	(13)

Kraft Foods Group, Inc.	$762	$708	7.6%

Note:	Kraft recorded Restructuring Program costs within segment operating income for the three months ended September 30, 2012 as follows: Beverages ($24 million); Cheese ($11 million); Refrigerated Meals ($6 million); Grocery ($10 million); and International & Foodservice ($3 million). Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related non-recurring costs.

Schedule 4

Kraft Foods Group, Inc.

Condensed Combined Statements of Earnings

For the Nine Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav / (Unfav)
Net revenues	$13,845	$13,620	1.7%

Cost of sales	9,139	9,193	0.6%

Gross profit	4,706	4,427	6.3%

Selling, general and administrative expenses	2,158	2,131	(1.3)%

Asset impairment and exit costs	156	(2)	(100.0+ )%

Operating income	2,392	2,298	4.1%

Interest and other expense, net	129	6	(100.0+ )%

Royalty income from affiliates	(41)	(37)	10.8%

Earnings before income taxes	2,304	2,329	(1.1)%

Provision for income taxes	763	891	14.4%

Effective tax rate	33.1%	38.3%

Net earnings	$1,541	$1,438	7.2%

Per share data [1]:

Basic and diluted earnings per share	$2.60	$2.43	7.0%

Shares outstanding	592	592

[1]

On October 1, 2012, Mondelēz International distributed 592 million shares of Kraft Foods Group common stock to Mondelēz International’s shareholders in connection with its spin-off of Kraft Foods Group. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of Kraft Foods Group shares outstanding immediately following this transaction.

Schedule 5

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

					% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures[1]	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2012
Beverages	$2,182	$—	$—	$2,182	(5.0)%	(1.3)%	(2.3	)pp	1.0	pp
Cheese	2,766	—	—	2,766	3.7%	3.7%	—		3.7	pp
Refrigerated Meals	2,609	—	—	2,609	2.6%	2.6%	0.4	pp	2.2	pp
Grocery	3,449	—	—	3,449	4.1%	4.1%	(2.2	)pp	6.3	pp
International & Foodservice	2,839	—	40	2,879	1.4%	2.9%	0.6	pp	2.3	pp

Kraft Foods Group, Inc.	$13,845	$—	$40	$13,885	1.7%	2.6%	(0.7	)pp	3.3	pp

2011
Beverages	$2,297	$(87)	$—	$2,210
Cheese	2,667	—	—	2,667
Refrigerated Meals	2,542	—	—	2,542
Grocery	3,313	—	—	3,313
International & Foodservice	2,801	(4)	—	2,797

Kraft Foods Group, Inc.	$13,620	$(91)	$—	$13,529

[1]	Impact of divestitures includes for reporting purposes the Starbucks packaged coffee business.

Schedule 6

Kraft Foods Group, Inc.

Operating Income

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change
Operating Income:
Beverages	$308	$400	(23.0)%
Cheese	482	422	14.2%
Refrigerated Meals	338	309	9.4%
Grocery	1,048	998	5.0%
International & Foodservice	349	365	(4.4)%
Unrealized gains / (losses) on hedging activities	58	(51)
Certain U.S. pension plan costs	(169)	(108)
General corporate expenses	(22)	(37)

Kraft Foods Group, Inc.	$2,392	$2,298	4.1%

Note:	Kraft recorded Restructuring Program costs within segment operating income for the nine months ended September 30, 2012 as follows: Beverages ($41 million); Cheese ($56 million); Refrigerated Meals ($17 million); Grocery ($33 million); and International & Foodservice ($23 million). Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related non-recurring costs.